                                                                     Exhibit 4.4

This instrument was prepared by the attorney described below in consultation with counsel in the State in which the Property is located and, when recorded, the recorded counterparts should be returned to:

Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017
Attention: James P. McIntyre, Esq.


================================================================================

                                    MORTGAGE,
                         ASSIGNMENT OF LEASES AND RENTS,
                   SECURITY AGREEMENT AND FINANCING STATEMENT

                            dated as of April 2, 2001

                                      from

                                   NSA, LTD.,
                                 the Mortgagor,

                                       to

                            WILMINGTON TRUST COMPANY,
                              as Collateral Agent,
                                  the Mortgagee

                                    Property:

                            Hancock County, Kentucky


================================================================================

THIS INSTRUMENT IS FOR COMMERCIAL PURPOSES AND CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS AND SECURES, INTER ALIA, OBLIGATIONS WHICH PROVIDE FOR AN INCREASING RATE OF INTEREST.

                                TABLE OF CONTENTS


                                                                            PAGE

PREAMBLE......................................................................1

RECITALS......................................................................1

GRANTING CLAUSES..............................................................2

GRANTING CLAUSE I.     Land...................................................2
GRANTING CLAUSE II.    Improvements...........................................3
GRANTING CLAUSE III.   Equipment..............................................3
GRANTING CLAUSE IV.    Appurtenant Rights.....................................4
GRANTING CLAUSE V.     Agreements.............................................4
GRANTING CLAUSE VI.    Leases.................................................4
GRANTING CLAUSE VII.   Rents, Issues and Profits..............................4
GRANTING CLAUSE VIII.  Permits................................................5
GRANTING CLAUSE IX.    Deposits...............................................5
GRANTING CLAUSE X.     Proceeds and Awards....................................5
GRANTING CLAUSE XI.    Further Property.......................................6


ARTICLE 1
DEFINITIONS AND INTERPRETATION
   Section 1.01.  Definitions.................................................7
   Section 1.02.  Interpretation.............................................12
   Section 1.03.  Resolution of Drafting Ambiguities.........................13

ARTICLE 2
   CERTAIN WARRANTIES AND COVENANTS OF THE MORTGAGOR
   Section 2.01.  Title and Authority........................................13
   Section 2.02.  Secured Obligations........................................14
   Section 2.03.  Impositions................................................14
   Section 2.04.  Material Agreements and Legal and Insurance Requirements...15
   Section 2.05.  Status and Care of the Property............................16
   Section 2.06.  Permitted Contests.........................................17
   Section 2.07.  Other Instruments..........................................17
   Section 2.08.  Liens......................................................18
   Section 2.09.  Transfer...................................................18

                                                                            PAGE

ARTICLE 3
   INSURANCE, CASUALTY AND CONDEMNATION
   Section 3.01.  Insurance..................................................18
   Section 3.02.  Casualty...................................................19
   Section 3.03.  Insurance Claims and Proceeds..............................19
   Section 3.04.  Condemnation...............................................20
   Section 3.05.  Condemnation Proceedings and Awards........................20

ARTICLE 4
   INCREASED COSTS AND INDEMNIFICATION
   Section 4.01.  Increased Costs............................................21
   Section 4.02.  Indemnification............................................21

ARTICLE 5
   DEFAULTS, REMEDIES AND RIGHTS
   Section 5.01.  Events of Default..........................................22
   Section 5.02.  Remedies...................................................22
   Section 5.03.  Waivers by the Mortgagor...................................26
   Section 5.04.  Jurisdiction and Process...................................27
   Section 5.05.  Sales......................................................27
   Section 5.06.  Proceeds...................................................29
   Section 5.07.  Assignment of Leases.......................................30
   Section 5.08.  Dealing with the Mortgaged Property........................31
   Section 5.09.  Right of Entry.............................................31
   Section 5.10.  Right to Perform Obligations...............................31
   Section 5.11.  Concerning the Mortgagee...................................32

ARTICLE 6
   SECURITY AGREEMENT AND FIXTURE FILING
   Section 6.01.  Security Agreement.........................................33
   Section 6.02.  Fixture Filing.............................................33
   Section 6.03   Further Assurances; General Covenants......................34

ARTICLE 7
   MISCELLANEOUS
   Section 7.01.  Release of Mortgaged Property..............................35
   Section 7.02.  Notices....................................................36
   Section 7.03.  Amendments in Writing......................................36
   Section 7.04.  Severability...............................................37
   Section 7.05.  Binding Effect.............................................37
   Section 7.06.  GOVERNING LAW..............................................37

                                                                            PAGE

Exhibit A         Description of the Land

         THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT (this "MORTGAGE") is dated as of April 2, 2001 by NSA, LTD., a Kentucky limited partnership, having an address at c/o Century Aluminum Company, 2511 Garden Road, Building A, Suite 200, Monterey, CA 93940 (the "MORTGAGOR"), to WILMINGTON TRUST COMPANY, a Delaware banking corporation, as Trustee under the Indenture referred to herein in its capacity as Collateral Agent for itself and the holders of the Notes (hereinafter defined), having its principal address at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890 (the "MORTGAGEE").


                                 WITNESSETH:(1)

                                    RECITALS

         A. Indenture. Reference is hereby made to the Indenture dated as of April 2, 2001 (the "INDENTURE"), among Century Aluminum Company (the "COMPANY"), the Guarantors (including the Mortgagor) party thereto and Wilmington Trust Company, as Trustee. Pursuant to the Indenture, the Company has issued $325,000,000 principal amount of its 11 3/4% Senior Secured First Mortgage Notes due 2008 (together with any Exchange Notes issued therefor as provided in the Indenture, the "NOTES").

         B. Note Guaranties. Pursuant to the Note Guaranties contained in the Indenture (the "NOTE GUARANTIES"), each Guarantor (including the Mortgagor) has guaranteed the payment by the Company of principal of, premium, if any, and interest on, and all other amounts payable under, the Notes, the Indenture and the other Security Documents.

         C. Mortgage. The Lien of this Mortgage is being granted to secure payment, performance and observance of the following indebtedness, liabilities and obligations, whether now or hereafter owed or owing, hereinafter referred to collectively as the "SECURED OBLIGATIONS":

                  (i) the prompt and complete payment of (a) all obligations (whether in existence on the date hereof or arising afterwards, absolute or contingent, direct or indirect) of the Mortgagor under its Note Guaranty, including for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to

--------

         (1) Capitalized terms are defined in, or by reference in, Section 1.01.

         purchase, or otherwise), premium, interest, including additional interest under the Registration Rights Agreement, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such obligations, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including any contract rate applicable upon default) specified in the Credit Documents, whether or not the claim for such interest is allowed as a claim in such case or proceeding, (b) all amounts payable by the Mortgagor hereunder (including advances made to protect the Mortgaged Property and the Liens created hereby); and (c) any amendments, restatements, renewals, extensions or modifications of any of the foregoing; and

                  (ii) performance and observance of each other term, covenant, agreement, requirement, condition and provision to be performed or observed by the Mortgagor under the Indenture or this Mortgage.


                                GRANTING CLAUSES

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, for the purpose of securing the due and punctual payment, performance and observance of the Secured Obligations and intending to be bound hereby, the Mortgagor does hereby MORTGAGE, GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER AND WARRANT to the Mortgagee and its successors as Collateral Agent and (to the extent covered by the UCC) does hereby GRANT AND WARRANT to the Mortgagee and its successors as Collateral Agent, a continuing security interest in all of the property and rights described in the following Granting Clauses other than the Excluded Property (all of which property and rights, other than the Excluded Property, are collectively called the "MORTGAGED PROPERTY"), to wit:

GRANTING CLAUSE I.

         Land. All estate, right, title and interest of the Mortgagor in, to, under or derived from the lots, pieces, tracts or parcels of land located in the County of Hancock, the State of Kentucky, more particularly described in Exhibit A (the "LAND").

GRANTING CLAUSE II.

         Improvements. All estate, right, title and interest of the Mortgagor in, to, under or derived from all buildings, structures, facilities and other improvements of every kind and description now or hereafter located on the Land, including pot lines, cast houses, power substations, paste plant, alumina silo, rodding shop and water treatment and pollution control facilities, and all parking areas, roads, driveways, walks, fences, walls, berms, recreation facilities, drainage facilities, lighting facilities and other site improvements, all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utility equipment and facilities, all plumbing, lighting, heating, ventilating, air-conditioning, refrigerating, incinerating, compacting, fire protection and sprinkler, surveillance and security, vacuum cleaning, public address and communications equipment and systems, screens, awnings, floor coverings, partitions, elevators, escalators, motors, machinery, pipes, fittings and other items of equipment and personal property of every kind and description now or hereafter located on the Land or attached to the Improvements which by the nature of their location thereon or attachment thereto are real property under applicable law; and including all materials intended for the construction, reconstruction, repair, replacement, alteration, addition or improvement of or to such buildings, equipment, fixtures, structures and improvements, all of which materials shall be deemed to be part of the Mortgaged Property immediately upon delivery thereof on the Land and to be part of the improvements immediately upon their incorporation therein (the foregoing being collectively the "IMPROVEMENTS").

GRANTING CLAUSE III.

         Equipment. All estate, right, title and interest of the Mortgagor in, to, under or derived from all component parts of the Improvements, fixtures, chattels and articles of personal property owned by the Mortgagor or in which the Mortgagor has or shall acquire an interest, wherever situated, and now or hereafter located on, attached to or contained in the Land and the Improvements, whether or not attached thereto which are not real property under applicable law, including all pot lines, partitions, screens, awnings, shades, blinds, curtains, draperies, carpets, rugs, furniture and furnishings, heating, lighting, plumbing, ventilating, air conditioning, refrigerating, gas, steam, electrical, incinerating, compacting, water treatment, pollution control, and paste plants, systems, fixtures and equipment, anode bake ovens, elevators, stoves, ranges, other kitchen and laundry appliances, vacuum and other cleaning systems, call systems, switchboards, sprinkler systems and other fire prevention, alarm and extinguishing apparatus and materials, motors, machinery, pipes, conduits, dynamos, engines, compressors, generators, boilers, stokers, furnaces, pumps, trunks, ducts, appliances, equipment, utensils, tools, implements, fittings and fixtures (all of the foregoing being hereinafter collectively called the

"EQUIPMENT"; and the Land with the Improvements thereon and the Equipment therein being collectively called the "PROPERTY").

GRANTING CLAUSE IV.

         Appurtenant Rights. All estate, right, title and interest of the Mortgagor in, to, under or derived from all tenements, hereditaments and appurtenances now or hereafter relating to the Property; the streets, roads, sidewalks and alleys abutting the Property; all strips and gores within or adjoining the Land; all land in the bed of any body of water adjacent to the Land; all land adjoining the Land created by artificial means or by accretion; all air space and rights to use air space above the Land; all development or similar rights appurtenant to the Land; all rights of ingress and egress now or hereafter appertaining to the Property; all easements, servitudes, rights, ways, privileges and rights of way now or hereafter appertaining to the Property; and all royalties and other rights appertaining to the use and enjoyment of the Property, including alley, party walls, support, drainage, crop, timber, agricultural, horticultural, oil, gas and other mineral, water stock, riparian and other water rights.

GRANTING CLAUSE V.

         Agreements. All estate, right, title and interest of the Mortgagor in, to, under or and derived from the Owners Agreement (other than any rights with respect to Excluded Property), the "Shared Services Agreement", "Groundwater Treatment Building Lease Agreement", and "Environmental Access and Cooperation Agreement" (as such quoted terms are defined in the Owners Agreement), all Insurance Policies (including all unearned premiums and dividends thereunder), guarantees and warranties relating to the Property and all supply and service contracts for water treatment, pollution control or for water, sanitary and storm sewer, drainage, electricity (other than the Power Contract), steam, gas, telephone and other utilities relating to the Property (the foregoing being collectively called the "AGREEMENTS").

GRANTING CLAUSE VI.

         Leases. All estate, right, title and interest of the Mortgagor in, to, under and derived from all Leases now or hereafter in effect, whether or not of record, for the use or occupancy of all or any part of the Property.

GRANTING CLAUSE VII.

         Rents, Issues and Profits. All estate, right, title and interest of the Mortgagor in, to, under or derived from all rents, royalties, issues, profits, receipts, revenue, income and other benefits now or hereafter accruing with respect to the Property, including all rents and other sums now or hereafter payable pursuant to the Leases; all other sums now or hereafter payable with respect to the use, occupancy, management, operation or control of the Property; and all other claims, rights and remedies now or hereafter belonging or accruing with respect to the Property, including fixed, additional and percentage rents, occupancy charges, security deposits, parking, maintenance, common area, tax, insurance, utility and service charges and contributions (whether collected under the Leases or otherwise), proceeds of sale of electricity, gas, heating, air-conditioning and other utilities and services (whether collected under the Leases or otherwise), and deficiency rents and liquidated damages following default or cancellation (the foregoing rents and other sums described in this Granting Clause being collectively called the "Rents"), all of which the Mortgagor hereby irrevocably directs be paid to the Mortgagee, subject to the license granted to the Mortgagor pursuant to Section 5.07(b), to be held, applied and disbursed as provided in this Mortgage.

GRANTING CLAUSE VIII.

         Permits. All estate, right, title and interest of the Mortgagor in, to, under or derived from all licenses, authorizations, certificates, variances, consents, approvals and other permits now or hereafter appertaining to the Property (the foregoing being collectively called the "PERMITS").

GRANTING CLAUSE IX.

         Deposits. All estate, right, title and interest of the Mortgagor in, to, under or derived from all amounts deposited with the Mortgagee under the Credit Documents, including all Insurance Proceeds and Awards, including such proceeds and awards as are deposited in the Cash Collateral Account, and including all notes, certificates of deposit, securities and other investments relating thereto and all interest, dividends and other income thereon, proceeds thereof and rights relating thereto (the foregoing being collectively called the "DEPOSITS").

GRANTING CLAUSE X.

         Proceeds and Awards. All estate, right, title and interest of the Mortgagor in, to, under or derived from all proceeds of any sale, transfer, financing, refinancing or conversion into cash or liquidated claims, whether voluntary or involuntary, of any of the Mortgaged Property, including all Insurance Proceeds and Awards, and all rights, dividends and other claims of any kind whatsoever (including damage, secured, unsecured, priority and bankruptcy claims) now or hereafter relating to any of the Mortgaged Property, all of which the Mortgagor hereby irrevocably directs be paid to the Mortgagee to the extent provided hereunder or under any other Credit Document, to be held, applied and disbursed as provided in this Mortgage.

GRANTING CLAUSE XI.

         Further Property. All estate, right, title and interest of the Mortgagor in, to, under or derived from the Mortgaged Property hereafter acquired by the Mortgagor, and all right, title and interest of the Mortgagor in, to, under or derived from all extensions, improvements, betterments, renewals, substitutions and replacements of, and additions and appurtenances to, any of the Mortgaged Property hereafter acquired by or released to the Mortgagor or constructed or located on, or attached to, the Property, in each case, immediately upon such acquisition, release, construction, location or attachment, without any further conveyance, mortgage, assignment or other act by the Mortgagor; and all estate, right, title and interest of the Mortgagor in, to, under or derived from any other property and rights which are, by the provisions of the Credit Documents, required to be subjected to the Lien hereof; and all estate, right, title and interest of the Mortgagor in, to, under or derived from all other property and rights which are by any instrument or otherwise subjected to the Lien hereof by the Mortgagor or by anyone acting on its behalf.

         TO HAVE AND TO HOLD the Mortgaged Property, together with all estate, right, title and interest of the Mortgagor and anyone claiming by, through or under the Mortgagor in, to, under or derived from the Mortgaged Property and all rights and appurtenances relating thereto, unto the Mortgagee and its successors and assigns, forever, under and subject to the terms of the Indenture and this Mortgage for the benefit of the Secured Parties and for the security and enforcement of the complete and prompt payment and performance when due of all the Secured Obligations.

         PROVIDED ALWAYS that this Mortgage is upon the express condition that the Mortgaged Property shall be released from the Lien of this Mortgage in full in the manner and at the time provided in Section 7.01.

         NOTWITHSTANDING anything to the contrary set forth above, the rights of the Mortgagee hereunder are expressly limited to the right, title and interest of the Mortgagor (including its successors and assigns) in and to the Mortgaged Property and shall not impair or otherwise affect the right, title and interest of the other Co- Tenant or the Other Co-Tenant's right to any increase in the value of its Interest (as defined in the Owners Agreement) and the Mortgagee's rights hereunder, whether through foreclosure or otherwise, shall be expressly subject to the Other Co-Tenant's rights under the Owners Agreement, including under Section 2.3.2 and Articles IX and X.

         THE MORTGAGOR ADDITIONALLY COVENANTS AND AGREES WITH THE MORTGAGEE AS
FOLLOWS:

                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

         SECTION 1.01. Definitions. (a) As used herein, the following terms shall have the following meanings:

         "AGREEMENTS" is defined in Granting Clause V.

         "AWARDS" means, at any time, all awards or payments paid or payable by reason of any Condemnation, including all amounts paid or payable with respect to any Transfer in lieu or anticipation of Condemnation or any agreement with any condemning authority which has been made in settlement of in connection with any proceeding relating to a Condemnation.

         "CASH COLLATERAL ACCOUNT" is defined in the Pledge and Security Agreement.

         "CASUALTY" means any damage to, or destruction of, the Property.

         "COLLATERAL AGENT" is defined in the Indenture.

         "COMPANY" is defined in the recitals.

         "CREDIT AGREEMENT" is defined in the Indenture.

         "CREDIT DOCUMENTS" means the Indenture, the Notes, the Registration Rights Agreement, and the Security Documents.

         "CONDEMNATION" means any condemnation or other taking or temporary or permanent requisition of any Property, any interest therein or right appurtenant thereto, or any change of grade affecting any Property, as the result of the exercise of any right of condemnation or eminent domain. A Transfer in lieu or anticipation of Condemnation shall be deemed to be a Condemnation.

         "DEFAULT" is defined in the Indenture.

         "DEPOSITS" is defined in Granting Clause IX.

         "ENVIRONMENTAL LAWS" means any federal, state, local or foreign law (including common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit, or governmental restriction or requirement, or any agreement with any governmental authority or other third party, whether now or hereafter in effect, relating to human health and safety, the environment or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

         "EQUIPMENT" is defined in Granting Clause III.

         "EVENT OF DEFAULT" is defined in the Indenture.

         "EXCLUDED PROPERTY" means all "inventory", equipment constituting "mobile goods", and "accounts" as such quoted terms are defined or otherwise described in the UCC.

         "FIFTH POT LINE" means the fixed and movable assets comprising pot line five (5), together with the Land thereunder, owned by the Other Co-Tenant.

         "GUARANTOR" is defined in the Indenture.

         "HAZARDOUS SUBSTANCES" means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance, waste or material having any constituent elements displaying any of the foregoing characteristics, including, without limitation, petroleum, its derivatives, by-products and other hydrocarbons, and any substance, waste or material regulated under any Environmental Law.

         "IMPOSITIONS" means all taxes (including real estate taxes and sales and use taxes), assessments (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof), water, sewer or other rents, rates and charges, excises, levies, license fees, permit fees, inspection fees and other authorization fees and other charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character (including all interest and penalties thereon), which at any time may be assessed, levied, confirmed or imposed on or in respect of, or be a Lien upon, (i) the Property, any other Mortgaged Property or any interest therein, (ii) any occupancy, use or possession of, or activity conducted on, the Property, (iii) the Rents from the Property or the use or occupancy thereof, or (iv) the Secured Obligations or the Security Documents, but excluding income, excess profits, franchise, capital stock, estate, inheritance, succession, gift or similar taxes of the Mortgagor, the Mortgagee or any other Secured Party, except to the extent that such taxes of the Mortgagor, the Mortgagee or any other Secured Party are imposed in whole or in part in lieu of, or as a substitute for, any taxes which are or would otherwise be Impositions.

         "IMPROVEMENTS" is defined in Granting Clause II.

         "INDENTURE" is defined in the Recitals.

         "INSURANCE POLICIES" means the insurance policies and coverages required to be maintained by the Mortgagor with respect to the Property pursuant to this Mortgage.

         "INSURANCE PREMIUMS" means all premiums for the Insurance Policies.

         "INSURANCE PROCEEDS" means, at any time, all insurance proceeds or payments to which the Mortgagor may be or become entitled by reason of any Casualty under the Insurance Policies maintained by the Mortgagor pursuant to the Indenture with respect to the Property plus (i) the amounts of any deductibles under such Insurance Policies; (ii) if the Mortgagor fails to maintain any of such Insurance Policies, the amounts which would have been available with respect to such Casualty had the Mortgagor maintained such Insurance Policies; and (iii) all insurance proceeds and payments to which the Mortgagor may be or become entitled by reason of any Casualty under any other insurance policies or coverages maintained by the Mortgagor with respect to the Property.

         "INSURANCE REQUIREMENTS" means all provisions of the Insurance Policies, all requirements of the issuer of any of the Insurance Policies and all orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon the Mortgagor or applicable to the Property, any adjoining vaults, sidewalks, parking areas or driveways or any use or condition thereof.

         "LAND" is defined in Granting Clause I.

         "LEASE" means any lease, tenancy, subtenancy, license, franchise, concession or other occupancy agreement relating to the Property, together with any guarantee of the obligations of the landlord or the tenant thereunder, or any occupancy or right to possession under any federal or state bankruptcy code in the event of the rejection of any Lease by the landlord or its trustee pursuant to said code; "LANDLORD" means the landlord, sublandlord, lessor, sublessor, franchisor or other grantor of a right of occupancy under a Lease and any guarantor of its obligations thereunder; and "TENANT" means the tenant, subtenant, lessee, sublessee, licensee, franchisee, concessionaire or other occupant under a Lease and any guarantor of its obligations thereunder.

         "LEGAL REQUIREMENTS" means all provisions of the Permitted Encumbrances, all provisions of the Permits and all applicable laws (including any Environmental Laws), statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, directions and requirements of, and agreements with, governmental bodies, agencies or officials, now or hereafter applicable to the Property, or any use or condition thereof.

         "LIEN" is defined in the Indenture.

         "MATERIAL AGREEMENTS" means the Owners Agreement, "Shared Services Agreement, "Groundwater Treatment Building Lease Agreement", and "Environmental Access and Cooperation Agreement" (as such quoted terms are defined in the Owners Agreement).

         "MORTGAGE" is defined in the Preamble.

         "MORTGAGED PROPERTY" is defined in the Granting Clauses.

         "MORTGAGEE" is defined in the Preamble.

         "MORTGAGOR" is defined in the Preamble.

         "NATIONAL FLOOD INSURANCE PROGRAM" means the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973 (42 U.S.C. Sections 4001, et seq.)

         "NOTE GUARANTIES" is defined in the Recitals..

         "NOTES" is defined in the Recitals.

         "OFFICERS' CERTIFICATE" is defined in the Indenture.

         "OPINION OF COUNSEL" is defined in the Indenture.

         "OTHER CO-TENANT" means Glencore Acquisition I LLC, as a party to the Owners Agreement, and its permitted successors and assigns under the Owners Agreement.

         "OWNERS AGREEMENT" means the Owners Agreement dated as of April 2, 2001, among the Mortgagor, the Other Co-Tenant and Century Aluminum of Kentucky LLC.

         "PERMITS" is defined in Granting Clause VIII.

         "PERMITTED ENCUMBRANCES" is defined in the Indenture.

         "PERSON" is defined in the Indenture.

         "PLEDGE AND SECURITY AGREEMENT" is defined in the Indenture.

         "PLEDGED EQUIPMENT" is defined in Section 6.03(f).

         "POST-DEFAULT RATE" means the interest rate owed on any overdue payments of principal or interest on the Note as provided in each Note.

         "POT LINES" means the fixed and movable assets comprising pot lines one
(1), two (2), three (3) and four (4), together with the Land thereunder, but excluding the right, title and interest of the Other Co-Tenant in the Fifth Pot Line unless an interest therein is hereafter acquired by the Mortgagor.

         "PROPERTY" is defined in Granting Clause II.

         "RECEIVER" is defined in Section .

         "REGISTRATION RIGHTS AGREEMENT" is defined in the Indenture.

         "RENTS" is defined in Granting Clause VII.

         "RESTORATION" means the restoration, repair, replacement or rebuilding of the Property after a Casualty or Condemnation and "RESTORE" means to restore, repair, replace or rebuild the Property after a Casualty or Condemnation, in each case as nearly as possible to its value and condition immediately prior to such Casualty or Condemnation.

         "REVISED ARTICLE 9" means revised Article 9 of the Uniform Commercial Code as set forth in the 1998 Official Text thereof; provided that, when used with respect to any jurisdiction on or after the date when revised Article 9 (with or without local changes therein) first becomes effective in such jurisdiction, "Revised Article 9" refers to Article 9 as in effect in such jurisdiction from time to time.

         "REVISED UCC" means (i) before the UCC Revision Date, the Uniform Commercial Code as set forth in the 1998 Official Text thereof and (ii) on and after the UCC Revision Date, the UCC.

         "SECURED OBLIGATIONS" is defined in the Recitals.

         "SECURED PARTIES" means the (i) Mortgagee, (ii) the Trustee, (iii) the Collateral Agent, and (iv) the holders from time to time of the Notes.

         "SECURITY DOCUMENTS" is defined in the Indenture.


         "TRANSFER" means, when used as a noun, any sale, conveyance, assignment, lease or other transfer and, when used as a verb, to sell, convey, assign, lease or otherwise transfer, in each case (i) whether voluntary or involuntary, (ii) whether direct or indirect and (iii) including any agreement providing for a Transfer or granting any right or option providing for a Transfer.

         "TRUST INDENTURE ACT" is defined in the Indenture.

         "UNAVOIDABLE DELAYS" means delays due to acts of God, fire, flood, earthquake, explosion or other Casualty, inability to procure or shortage of labor, equipment, facilities, sources of energy (including electricity, steam, gas or gasoline), materials or supplies, failure of transportation, strikes, lockouts, action of labor unions, Condemnation, litigation relating to Legal Requirements, inability to obtain Permits or other causes beyond the control of the Mortgagor, provided that lack of funds shall not be deemed to be a cause beyond the control of the Mortgagor.

         "UCC" means the Uniform Commercial Code as in effect in the State in which the Land and Improvements are located provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Lien on any Mortgaged Property is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State in which the Land and Improvements are located, UCC means the Uniform Commercial Code as in effect in such jurisdictions for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

         "UCC REVISION DATE" means the date when Revised Article 9 first becomes effective in the State in which the Land and Improvements are located; provided that, if perfection or the effect of perfection or non-perfection or the priority of any Lien on any Trust Property is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State in which the Land and Improvements are located, "UCC Revision Date" means the date when Revised
Article 9 first becomes effective in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority. Such provisions often refer to the relevant date as the "applicable UCC Revision Date".

         (b) In this Mortgage, unless otherwise specified, references to this Mortgage, Agreements, Material Agreements, Owners Agreement, Leases, Permits, Indenture, Notes, Credit Documents, and Security Documents include all amendments, supplements, consolidations, replacements, restatements, extensions, renewals and other modifications thereof, in whole or in part.

         SECTION 1.02. Interpretation. In this Mortgage, unless otherwise specified, (i) singular words include the plural and plural words include the singular; (ii) words which include a number of constituent parts, things or elements, including the terms Leases, Improvements, Land, Secured Obligations, Property and Mortgaged Property, shall be construed as referring separately to each constituent part, thing or element thereof, as well as to all of such constituent parts, things or elements as a whole; (iii) words importing any gender include the other genders; (iv) references to any Person include such Person's successors and assigns and in the case of an individual, the word "SUCCESSORS" includes such Person's heirs, devisees, legatees, executors, administrators and personal representatives; (v) references to any statute or other law include all applicable rules, regulations and orders adopted or made thereunder and all statutes or other laws amending, consolidating or replacing the statute or law referred to; (vi) the words "CONSENT", "APPROVE" and "AGREE", and derivations thereof or words of similar import, mean the prior written consent, approval or agreement of the Person in question; (vii) the words "include" and "including", and words of similar import, shall be deemed to be followed by the words "without limitation"; (viii) the words "HERETO", "HEREIN", "HEREOF" and "HEREUNDER", and words of similar import, refer to this Mortgage in its entirety; (ix) references to Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are to the Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses of this Mortgage; (x) the Schedules and Exhibits to this Mortgage are incorporated herein by reference; (xi) the titles and headings of Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are inserted as a matter of convenience and shall not affect the construction of this Mortgage;
(xii) all obligations of the Mortgagor hereunder shall be satisfied by the Mortgagor at the Mortgagor's sole cost and expense; and (xiii) all rights and powers granted to the Mortgagee hereunder shall be deemed to be coupled with an interest and be irrevocable.

         SECTION 1.03. Resolution of Drafting Ambiguities. The Mortgagor acknowledges that it was represented by counsel in connection with this Mortgage, that it and its counsel reviewed and participated in the preparation and negotiation of this Mortgage and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party or the Mortgagee shall not be employed in the interpretation of this Mortgage.


                                    ARTICLE 2
                CERTAIN WARRANTIES AND COVENANTS OF THE MORTGAGOR

         SECTION 2.01. Title and Authority. (a) The Mortgagor represents and warrants that (i) the Mortgagor is the owner of (x) the Pot Lines, (y) an eighty percent (80%) interest in the Land and the Improvements thereon, the Equipment therein and all other items constituting the Mortgaged Property (other than the Pot Lines), to the extent the same are or will be "Jointly-Owned Property" (as defined in the Owners Agreement) and (z) all other items constituting the Mortgaged Property, in each case free and clear of all Liens other than the Permitted Encumbrances; (ii) the execution, delivery and performance by the Mortgagor of this

Mortgage are within the Mortgagor's power, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official (except for the recording or filing of this Mortgage) and do not contravene, or constitute a default under, any provision of applicable law, the partnership agreement of the Mortgagor or any agreement, judgment, injunction, order, decree or other instrument binding upon the Mortgagor or relating to the Property or result in the creation or imposition of any Lien on any asset of the Mortgagor (other than the Lien of this Mortgage. (iii) this Mortgage constitutes a valid and binding agreement of the Mortgagor, enforceable against the Mortgagor in accordance with its terms, except as (x) the enforceability may be limited by bankruptcy, insolvency or similar laws now or hereafter in effect relating to or affecting creditor's rights or remedies generally and (y) the availability of equitable remedies may be limited by equitable principles of general applicability; and (iv ) the Lien of this Mortgage for the ratable benefit of the Secured Parties will constitute a valid and perfected first-priority Lien on the Mortgaged Property securing the Secured Obligations, enforceable as such against all creditors of the Mortgagor (and any Persons purporting to purchase any of the Mortgaged Property from the Mortgagor), subject only to the Owners Agreement and the other Permitted Encumbrances in existence on the date thereof.

         (b) The Mortgagor shall (i) cause the representations and warranties in
Section 2.01(a) to be true and correct in each and every respect; and (ii) forever preserve, protect, warrant and defend (A) its estate, right, title and interest in and to the Mortgaged Property, (B) the validity, enforceability and priority of the Lien of this Mortgage on the Mortgaged Property, and (C) the right, title and interest of the Mortgagee and any purchaser at any sale of the Mortgaged Property hereunder or relating hereto, in each case against all other Liens and claims whatsoever, subject only to the Permitted Encumbrances.

         (c) The Mortgagor shall (i) promptly correct any material defect or error which may be discovered in this Mortgage or any financing statement or other document relating hereto; and (ii) promptly execute, acknowledge, deliver, record and re-record, register and re-register, and file and re-file this Mortgage and any financing statements or other documents as may be required by applicable law or which the Mortgagee may reasonably require from time to time (all in form and substance satisfactory to the Mortgagee) in order (A) to effectuate, complete, perfect, continue or preserve the Lien of this Mortgage as a first Lien on the Mortgaged Property, whether now owned or hereafter acquired, subject only to the Permitted Encumbrances, or (B) to effectuate, complete, perfect, continue or preserve any right, power or privilege granted or intended to be granted to the Mortgagee.

         SECTION 2.02. Secured Obligations. The Mortgagor shall duly and punctually pay, perform and observe the Secured Obligations.

         SECTION 2.03. Impositions. The Mortgagor shall (i) subject to Section 2.06, duly and punctually pay all Impositions prior to the delinquency date thereof; (ii) subject to Section 2.06, duly and punctually file all returns and other statements required to be filed with respect to any Imposition; (iii) promptly notify the Mortgagee of the receipt by the Mortgagor of any notice of default in the payment of any Imposition or in the filing of any return or other statement relating to any Imposition and simultaneously furnish to the Mortgagee a copy of such notice of default; and (iv) upon reasonable request, promptly deliver to the Mortgagee (A) a certificate of the Mortgagor evidencing that the Mortgagor has complied with the provisions of this Section 2.03, accompanied to the extent required by copies of official receipts evidencing the payment of the Impositions, and (B) such other information and documents with respect to the matters referred to in this Section as the Mortgagee shall reasonably request.

         SECTION 2.04. Material Agreements and Legal and Insurance Requirements.
(a) The Mortgagor represents and warrants that (i) the Property and the use and operation thereof materially comply with all Material Agreements, Legal Requirements, or Insurance Requirements; (ii) there is no default under any Material Agreement, Legal Requirement or Insurance Requirement which would have a material adverse effect on the Property; and (iii) the execution, delivery and performance of this Mortgage will not materially contravene any provision of or constitute a material default under any Material Agreement, Legal Requirement, or Insurance Requirement.

         (b) The Mortgagor shall (i) subject to Section 2.06, duly and punctually comply in all material respects with all Material Agreements, Legal Requirements, and Insurance Requirements; (ii) procure, maintain and, subject to
Section 2.06, duly and punctually comply in all material respects with all Permits required for any construction, reconstruction, repair, alteration, addition, improvement, maintenance, management, use and operation of the Property; (iii) promptly notify the Mortgagee of the receipt by the Mortgagor of any notice of default regarding any Material Agreement, Legal Requirement, or Insurance Requirement or any reasonably likely or actual termination of any Permit or Insurance Policy and furnish to the Mortgagee a copy of such notice of default or termination; (iv) promptly after obtaining knowledge thereof notify the Mortgagee of any condition which, with or without the giving of notice or the passage of time or both, would constitute a default regarding any Material Agreement, Legal Requirement, or Insurance Requirement or a termination of any Permit or Insurance Policy and the action being taken to remedy such condition;
(v) upon request, promptly furnish to the Mortgagee a copy of any Permit obtained by the Mortgagor with respect to the Property after the date hereof; and (vi) upon request, promptly deliver to the Mortgagee (A) a certificate of the Mortgagor evidencing that the Mortgagor has complied with the provisions of this Section, and (B) such other information and documents with respect to the matters referred to in this Section as the Mortgagee shall reasonably request.

         (c) In furtherance of Section 4.19 of the Indenture, the Mortgagor shall not terminate the Owners Agreement or amend, modify or supplement the Owners Agreement (or consent or approve any action thereunder) in any manner which might or would have the result of materially impairing the Lien of this Mortgage or the practical realization of the benefits intended to be provided hereby.

         SECTION 2.05. Status and Care of the Property. (a) The Mortgagor represents and warrants that (i) the Property is served by all necessary water treatment and pollution control facilities and all necessary water, sanitary and storm sewer, drainage, electric, steam, gas, telephone and other utility facilities which facilities have capacities which are generally sufficient to serve the current and anticipated future use and occupancy of the Property as presently constructed; (ii) the Property has legal access to all streets or roads necessary for the operation of the Property, which have been fully completed and properly dedicated, accepted or otherwise legally constructed as a public street or road (including, as appropriate, access over properly-granted, perpetual, private rights of way or easements) sufficient to serve the current and anticipated future use and operation of the Property as presently constructed; and (iii) either the Property is not located in an area designated as "flood prone" (as defined under the regulations adopted under the National Flood Insurance Program or, to the extent the Property is located (in whole or part) in an area designated as "flood prone", the Mortgagor shall maintain in full force and effect flood insurance under the National Flood Insurance Program, to the extent and in the amounts required by applicable law.

         (b) The Mortgagor (i) shall not cause or permit the Property to be misused, wasted, disfigured or damaged in any material manner or (except, subject to the provisions of this Section, for reasonable wear and tear) to deteriorate in any material manner; (ii) shall operate and maintain the Property, or cause the same to be operated and maintained, in good order, repair and condition; (iii) shall promptly make, or cause to be made, all repairs, replacements, renewals, restorations, alterations, additions and improvements of and to the Property, whether interior or exterior, structural or nonstructural, foreseen or unforeseen, or necessary or appropriate to keep the Property in good order, repair and condition, all of which repairs, replacements, renewals and restorations shall be equal in quality to or better than the Property as of the date hereof; (iv) shall do or cause others to do all shoring of the Property, including the foundations and walls thereof, and to take all other actions necessary or appropriate for the preservation and safety thereof by reason of or in connection with any excavation or other construction operation on the Property, whether or not the Mortgagor shall be required by any Legal Requirement to take such action or be liable for failure to do so; (v) shall not initiate or affirmatively support any change in the applicable zoning adversely affecting the Property, seek any variance (or any change in any variance) under the zoning adversely affecting the Property, execute or file any subdivision or other plat or map adversely affecting the

Property or consent to any of the foregoing; (vi) shall, promptly after receiving notice or obtaining knowledge of any proposed or threatened change in the zoning adversely affecting the Property which would result in the current use of such Property being a non-conforming use, notify the Mortgagee thereof and diligently contest the same by any action or proceeding deemed reasonably appropriate by the Mortgagor or reasonably requested by the Mortgagee; and (vii) upon request, shall promptly deliver to the Mortgagee (A) a certificate of the Mortgagor evidencing that the Mortgagor has complied with the provisions of this Section and (B) such other information and documents with respect to the matters referred to in this Section as the Mortgagee shall reasonably request.

         SECTION 2.06. Permitted Contests. The Mortgagor may contest, by appropriate proceedings conducted in good faith and with due diligence, any Legal Requirement, any Insurance Requirement, any Imposition or Lien therefor on the Mortgaged Property or any interest therein, any Lien of any laborer, mechanic, materialman, supplier or vendor on the Mortgaged Property or any interest therein, or any alleged default under a Material Agreement, provided
(i) if the matter being contested affects or relates to a material portion of the Mortgaged Property, prior notice of the contest is given to the Mortgagee,
(ii) no material Mortgaged Property is in danger of being sold, forfeited or lost while such proceedings are pending; (iii) the Mortgagee and the other Secured Parties are not in danger of any criminal or material civil penalty or any other liability for failure to comply therewith and no material Mortgaged Property is subject to the imposition of any Lien as a result of such failure which is not properly contested pursuant to this Section 2.06; (iv) in the case of any Insurance Requirement, no Insurance Policy or coverage is in danger of being forfeited or lost while such proceedings are pending; and (v) in the case of (A) any Lien of a laborer, mechanic, materialman, supplier or vendor, or (B) any Imposition or Lien therefor, such proceedings suspend the foreclosure of such Lien or any other collection thereof from the Mortgaged Property and all interests therein. Upon request, the Mortgagor shall promptly deliver to the Mortgagee (x) a certificate of the Mortgagor describing in detail satisfactory to the Mortgagee the contests pending as of the date thereof and evidencing that the Mortgagor has complied with the provisions of this Section with respect thereto and (y) such other information and documents with respect to the contests conducted pursuant to this Section as the Mortgagee shall reasonably request.

         SECTION 2.07. Other Instruments. (a) The Mortgagor shall execute, acknowledge and deliver, from time to time, such further instruments as Mortgagee may reasonably require to accomplish the purposes of this Mortgage.

         (b) The Mortgagor, immediately upon the execution and delivery of this Mortgage and thereafter from time to time, shall cause this Mortgage, any mortgage supplemental hereto and each instrument of further assurance to be filed, registered or recorded and refiled, re-registered or re-recorded in such manner and in such places as may be required by any present or future law in order to publish notice, and perfect the lien, of this Mortgage upon the Mortgaged Property.

         (c) The Mortgagor shall pay all filing, registration and recording fees, all refiling, re-registration and re-recording fees and all expenses incident to the execution and acknowledgment of this Mortgage, any mortgage supplemental hereto and any instrument of further assurance and all federal, state, county and municipal stamp taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Indenture, the Notes, this Mortgage, the other Security Documents, any mortgage supplemental hereto or any instruments of further assurance.

         SECTION 2.08. Liens. The Mortgagor shall not create or permit to be created or to remain, and shall, subject to Section 2.06, immediately discharge or cause to be discharged, any Lien on the Mortgaged Property, in each case (i) whether voluntarily or involuntarily created, and (ii) whether or not subordinated hereto, except Permitted Encumbrances and the Lien of this Mortgage. The provisions of this Section 2.08 shall apply to each and every Lien (other than Permitted Encumbrances) on the Mortgaged Property, regardless of whether or not a consent to, or waiver of a right to consent to, any other Lien thereon has been previously obtained in accordance with the terms of the Credit Documents.

         SECTION 2.09. Transfer. The Mortgagor shall not Transfer, or suffer any Transfer of, the Mortgaged Property or any part thereof or interest therein, except as permitted by Section 11.02 of the Indenture or otherwise permitted by the Indenture. The provisions of this Section 2.09 shall apply to each and every Transfer of the Mortgaged Property or any interest therein, regardless of whether or not a consent to, or waiver of a right to consent to, any other Transfer thereof has been previously obtained in accordance with the terms of the Credit Documents.


                                    ARTICLE 3
                      INSURANCE, CASUALTY AND CONDEMNATION

         SECTION 3.01. Insurance. (a) The Mortgagor shall maintain in full force and effect insurance policies with respect to the Property as required by
Section 4.05 of the Indenture. The physical damage insurance maintained with respect to the Property shall (i) bear the New York standard non-contributory mortgage endorsement (or equivalent thereto) in favor of the Mortgagee and (ii) provide that all property losses incurred against shall be adjusted by the Mortgagor, subject to the Mortgagee's rights pursuant to Section 3.03. The public liability insurance maintained with respect to the Property shall name the Mortgagee and the other Secured Parties as additional insureds. All insurance maintained by the Mortgagor with respect to the Property shall provide that no cancellation or material change thereof shall be effective until at least thirty (30) days after receipt by the Mortgagee of written notice thereof; and all losses shall be payable notwithstanding any foreclosure or other action or proceeding taken pursuant to this Mortgage.

                  (b) The Mortgagor shall furnish to the Mortgagee from time to time not later than fifteen (15) days prior to the expiration date of each policy required to be maintained by the Mortgagor hereunder, an insurance certificate or certificates executed by the insurer or its authorized agent with respect to the new or extended policy. If the Mortgagor fails to maintain the Insurance Policies required to be maintained under this Section, the Mortgagee shall have the right, but not the obligation, to obtain such Insurance Policies or pay the premiums therefor. If the Mortgagee obtains such Insurance Policies or pays the premium therefor, upon demand, the Mortgagor shall reimburse the Mortgagee for its expenses in connection therewith, together with interest thereon at the Post-Default Rate.

         (c) The Mortgagor may effect such coverage under subsection (a) of this Section under blanket insurance policies covering the other properties of the Company, provided that (i) any such blanket insurance policy shall specify therein, or the insurer under such policy shall certify to the Mortgagee, (A) the maximum amount of the total insurance afforded by the blanket policy allocated to the Property; and (B) any sublimits in such blanket policy applicable to the Property, which sublimits shall not be less than the amounts required pursuant to this Section; (ii) any such blanket insurance policy shall comply in all respects with the other provisions of this Section; and (iii) the protection afforded under any such blanket insurance policy shall be no less than that which would have been afforded under a separate policy relating only to the policy.

         (d) The Mortgagor shall not maintain additional or separate insurance concurrent in form or contributing in the event of loss with the insurance required under this Section, unless the Mortgagee and the other Secured Parties are included in such policies as loss payees or additional insureds.

         SECTION 3.02. Casualty. (a) The Mortgagor represents and warrants that, as of the date hereof, there is no Casualty materially affecting the Property.

         (b) In the event of any Casualty, the Mortgagor shall (i) promptly give notice thereof to the Mortgagee in the form of an Officers' Certificate, describing in detail reasonably satisfactory to the Mortgagee the nature and extent of such Casualty, the work required to Restore the Property affected thereby and the Mortgagor's best estimate of the cost of such Restoration, itemized in detail reasonably satisfactory to the Mortgagee; and (ii) immediately take such action as may be reasonably necessary or appropriate to preserve the undamaged portion of such Property and to protect against personal injury or property damage. In the event of any Casualty, Mortgagor shall promptly commence and diligently pursue to completion, or cause to be commenced and diligently pursued to completion, the Restoration of such Property, subject to Unavoidable Delays, whether or not the Insurance Proceeds with respect to such Casualty available to the Mortgagor to pay the cost of Restoration are sufficient, provided that pursuant to Section
11.03 of the Indenture and subject to Section 3.03 below, the Mortgagee shall make available to Mortgagor any Insurance Proceeds held by the Mortgagee.

         SECTION 3.03. Insurance Claims and Proceeds. In the event of any Casualty, (i) the Mortgagor shall promptly make proof of loss under the applicable Insurance Policies and diligently pursue to conclusion its claim for the Insurance Proceeds payable thereunder and any suit, action or other proceeding necessary or appropriate to obtain payment of such Insurance Proceeds; (ii) if an Event of Default is continuing, the Mortgagor shall have no right to settle, and shall not settle, any such claim or proceeding without the consent of the Mortgagee, which consent shall not be unreasonably withheld or delayed; and (iii) upon receipt of Insurance Proceeds aggregating $2,500,000 or more, the Mortgagor shall promptly pay the Insurance Proceeds with respect to any Casualty to the Mortgagee for deposit in the Cash Collateral Account (except as provided in Section 11.03 of the Indenture) to be held, applied and disbursed in accordance with Sections 11.02 and 11.03 of the Indenture.

         SECTION 3.04. Condemnation. (a) The Mortgagor represents and warrants that, as of the date hereof, (i) there is no Condemnation affecting any Property, (ii) there are no negotiations or proceedings which might result in such a Condemnation, and (iii) to the knowledge of the Mortgagor, no such Condemnation is proposed or threatened.

         (b) In the event of any material Condemnation or the commencement of any negotiation or proceeding which might result in a material Condemnation, or in the event of any proposed or threatened material Condemnation, the Mortgagor shall promptly after receiving notice or obtaining knowledge thereof give notice thereof to the Mortgagee in the form of an Officers' Certificate, describing in detail reasonably satisfactory to the Mortgagee the nature and extent of such Condemnation, negotiation or proceeding, the action which the Mortgagor intends to take with respect thereto, the work required to Restore the Property affected by such Condemnation and the Mortgagor's best estimate of the cost of such Restoration. In the event of any such Condemnation, whether or not the Awards with respect to such Condemnation available to the Mortgagor to pay the cost of Restoration are sufficient for that purpose, the Mortgagor shall promptly commence and diligently pursue to completion the Restoration of the Property affected by such Condemnation, subject to Unavoidable Delays, provided that, pursuant to Section 11.03 of the Indenture and subject to Section 3.05 below, the Mortgagee shall make available to Mortgagor any Awards held by the Mortgagee.

         SECTION 3.05. Condemnation Proceedings and Awards. In the event of any Condemnation or the commencement of any negotiation or proceeding which might result in a Condemnation, or in the event of any proposed or threatened Condemnation, (i) the Mortgagor shall, promptly after receiving notice or obtaining knowledge thereof, do all things deemed necessary or appropriate by the Mortgagor or reasonably requested by the Mortgagee to preserve the Mortgagor's interest in such Property and promptly make claim for Awards payable with respect thereto and diligently pursue to conclusion such claim for such Awards and any suit, action or other proceeding necessary or appropriate to obtain payment thereof; (ii) if an Event of Default is continuing, the Mortgagor shall have no right to settle, and shall not settle, any such claim, negotiation or proceeding without the consent of the Mortgagee, which consent shall not be unreasonably withheld or delayed; and (iii) upon receipt of Awards aggregating $2,500,000 or more, the Mortgagor, shall promptly pay the Awards with respect to such Condemnation to the Mortgagee for deposit in the Cash Collateral Account (except as provided in Section 11.03 of the Indenture) to be held, applied and disbursed in accordance with Sections 11.02 and 11.03 of the Indenture.


                                    ARTICLE 4
                       INCREASED COSTS AND INDEMNIFICATION

         SECTION 4.01. Increased Costs. In the event of the enactment after the date hereof of any applicable law deducting from the value of the Property for the purpose of taxation any Lien thereon or changing in any way the applicable law for the taxation of mortgages, deeds of trust or other Liens or obligations secured thereby, or the manner of collection of such taxes, so as to affect this Mortgage, the Secured Obligations, the Mortgagee or any other Secured Party, upon demand by the Mortgagee, to the extent permitted under applicable law, the Mortgagor shall pay or reimburse the Mortgagee or such Secured Party, for all taxes, assessments or other charges which the Mortgagee or such Secured Party is obligated to pay as a result thereof.

         SECTION 4.02. Indemnification. The Mortgagor shall indemnify each of the Mortgagee and the other Secured Parties (collectively, the "INDEMNITEES") against, and hold each Indemnitee harmless from, any and all losses, claims, liabilities and related expenses, including the reasonable and duly documented fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (a) the Mortgagee's exercise pursuant to the terms of this Mortgage of any of its rights and remedies hereunder upon default, or failure to perform as required hereunder, of the Mortgagor; (b) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, street or ways; (c) any failure on the part of the Mortgagor to perform or comply with any of the terms of this Mortgage; (d) the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof; or (e) any other conduct or misconduct of the Mortgagor, any lessee of any of the Mortgaged Property, or any of their respective agents, contractors, subcontractors, servants, employees, licensees or invitees; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and unappealable judgment to have resulted, except as otherwise required under the Trust Indenture Act, from the gross negligence or willful misconduct of such Indemnitee. Any amount payable under this Section
4.02 will be deemed a demand obligation and will bear interest at the Post-Default Rate from the date of such demand through the date paid. The obligations of the Mortgagor under this Section, in respect of periods prior to the release of this Mortgage, shall survive the release of this Mortgage.


                                    ARTICLE 5
                          DEFAULTS, REMEDIES AND RIGHTS

         SECTION 5.01. Events of Default. (a) Any Event of Default under the Indenture shall constitute an Event of Default hereunder.

          (b) All notice and cure periods provided in the Indenture and the other Credit Documents shall run concurrently with any notice or cure periods provided under applicable law.

         SECTION 5.02. Remedies. (a) Subject to Section 6.02 of the Indenture, if an Event of Default is continuing, the Mortgagee is hereby authorized and empowered, at its option, and without affecting the lien hereby created or the priority of said lien or any right of the Mortgagee hereunder, to declare, without further notice, all Secured Obligations to be immediately due and payable, whether or not such Event of Default is thereafter remedied by Mortgagor. Upon such acceleration, all Secured Obligations shall bear interest thereon at the Post-Default Rate, and the Mortgagee, subject to the terms and conditions of the Owners Agreement, may immediately proceed to foreclose this Mortgage and/or exercise any right, power or remedy provided by any of the Credit Documents, including the following remedies and rights, subject to mandatory provisions of applicable law, whether or not the maturity of the Secured Obligations has been accelerated, to wit:

                  (i) to institute a proceeding or proceedings, by advertisement, judicial process or otherwise as provided under applicable law, for the complete or partial foreclosure of this Mortgage or the complete or partial sale of the Mortgaged Property under the power of sale hereunder or under any applicable provision of law; or

                  (ii) to sell the Mortgaged Property, and all estate, right, title, interest, claim and demand of the Mortgagor therein and thereto, and all rights of redemption thereof, at one or more sales, as an entirety or in parcels, with such elements of real or personal property, at such time and place and upon such terms as the Mortgagee may deem expedient or as may be required under applicable law, and in the event of a sale hereunder or under any applicable provision of law of less than all of the Mortgaged Property, this Mortgage shall continue as a Lien on the remaining Mortgaged Property; or


                  (iii) to institute a suit, action or proceeding for the specific performance of any of the provisions of the Security Documents; or

                  (iv) to apply for the appointment of a receiver, supervisor, trustee, liquidator, conservator or other custodian (a "RECEIVER") of the Mortgaged Property, to be appointed, to the fullest extent permitted by law, as a matter of right and without regard to, or the necessity to disprove, the adequacy of the security for the Secured Obligations or the solvency of the Company, the Mortgagor or any other Guarantor, and the Mortgagor hereby, to the full extent permitted by applicable law, irrevocably waives such necessity and consents to such appointment, said appointee to be vested with the fullest powers permitted under applicable law, including to the extent permitted under applicable law those under clause (v) of this subsection 5.02(a); or

                  (v) to enter upon the Property, by the Mortgagee or a Receiver (as the case may be as the Person exercising the rights under this clause), and, to the extent permitted by law, exclude the Mortgagor and its managers, employees, contractors, agents and other representatives therefrom in accordance with applicable law, without liability for trespass, damages or otherwise, and take possession of all other Mortgaged Property and all books, records and accounts of the Mortgagor relating thereto, and upon demand the Mortgagor shall surrender possession of the Property, the other Mortgaged Property and such books, records and accounts to the Person exercising the rights under this clause after the occurrence of any Event of Default; and having and holding the same, the Person exercising the rights under this clause may use, operate, manage, preserve, control and otherwise deal therewith and conduct the business thereof, either personally or by its managers, employees, contractors, agents or other representatives, without interference from the Mortgagor or its managers, employees, contractors, agents and other representatives; and, upon each such entry and from time to time thereafter, at the expense of the Mortgagor and the Mortgaged Property, without interference by the Mortgagor or its managers, employees, contractors, agents and other representatives, the Person exercising the rights under this clause may, as such Person deems expedient, (A) insure or reinsure the Property, (B) make all necessary or proper repairs, renewals, replacements, alterations, additions, betterments and improvements to the Property and (C) in such Person's own name or, at the option of such Person, in the Mortgagor's name, exercise all rights, powers and privileges of the Mortgagor with respect to the Mortgaged Property including the right to enter into Leases with respect to the Property, including Leases extending beyond the time of possession by the Person exercising the rights under this clause; and the Person exercising the rights under this clause shall not be liable to account for any action taken hereunder, other than for Rents actually received by such Person, and shall not be liable for any loss sustained by the Mortgagor resulting from any failure to let the Property or from any other act or omission of such Person, except to the extent such loss is caused, unless otherwise required under the Trust Indenture Act, by such Person's own willful misconduct or gross negligence; in exercising its rights under this Section 5.02(a)(v), the Mortgagee acknowledges that the agent under the Credit Agreement and its agents and representatives, upon notice to the Mortgagee, may enter upon the Property to inspect, remove or take possession of inventory securing the obligations under the Credit Agreement and may conduct a public or private sale of such inventory at the Property provided any such entry or other activities shall not damage or diminish the value of the Mortgaged Property or interfere with the operation of the same; or

                  (vi) with or, to the fullest extent permitted by law, without entry upon the Property, in the name of the Mortgagee or a Receiver (as required by law and as the case may be as the Person exercising the rights under this clause) or, at such Person's option, in the name of the Mortgagor, to collect, receive, sue for and recover all Rents and proceeds of or derived from the Mortgaged Property, and after deducting therefrom all costs, expenses and liabilities of every character reasonably incurred by the Person exercising the rights under this clause in collecting the same and in using, operating, managing, preserving and controlling the Mortgaged Property and otherwise in exercising the rights under clause (v) of this subsection 5.02(a) or any other rights hereunder, including all amounts necessary to pay the Impositions, the Rents, Insurance Premiums and other costs, expenses and liabilities relating to the Property, as well as compensation for the services of such Person and its managers, employees, contractors, agents or other representatives, to apply the remainder as provided in
         Section 5.06; or

                  (vii) to take any action with respect to any Mortgaged Property permitted under the UCC; or

                  (viii) to take any other action, or pursue any other remedy or right, as the Mortgagee may have under applicable law, and the Mortgagor does hereby grant the same to the Mortgagee.

                  (b) (i) No remedy or right hereunder or under any other Credit Document shall be exclusive of any other remedy or right, but each remedy or right hereunder or under any other Credit Document shall be in addition to, and not in limitation of, any other remedy or right hereunder, under any other Credit Document or now or hereafter existing at law or in equity under applicable law.

                  (ii) Every remedy or right hereunder, under any other Credit Document or under applicable law may be exercised concurrently or independently and whenever and as often as deemed appropriate by the Mortgagee to the extent permitted by applicable law.

                  (c) (i) No failure to exercise or delay in exercising any remedy or right hereunder, under any other Credit Document or under applicable law shall be construed as a waiver of any Default or other occurrence hereunder or under any other Credit Document.

                  (ii) No waiver of, failure to exercise or delay in exercising any remedy or right hereunder, under any other Credit Document or under applicable law upon any Default or other occurrence hereunder or under any other Credit Document shall be construed as a waiver of, or otherwise limit the exercise of, such remedy or right upon any other or subsequent Default or other occurrence hereunder or under any other Credit Document.

                  (iii) No single or partial exercise of any remedy or right hereunder, under any other Credit Document or under applicable law upon any Default or other occurrence hereunder or under any other Credit Document shall preclude or otherwise limit the exercise of any other remedy or right hereunder, under any other Credit Document or under applicable law upon such Default or occurrence or upon any other or subsequent Default or other occurrence hereunder or under any other Credit Document.

                  (iv) The acceptance by the Mortgagee or any Secured Party of any payment less than the amount of the Secured Obligation in question shall be deemed to be an acceptance on account only and shall not be construed as a waiver of any Default hereunder or under any other Credit Document with respect thereto.

                  (v) The acceptance by the Mortgagee or any Secured Party of any payment of, or on account of, any Secured Obligation shall not be deemed to be a waiver of any Default or other occurrence hereunder or under any other Credit Document with respect to any other Secured Obligation.

         (d) In the event that the Mortgagee has proceeded to enforce any remedy or right hereunder or with respect hereto by foreclosure, sale, entry or otherwise, it may compromise, discontinue or abandon such proceeding for any reason without notice to the Mortgagor or any other Person; and, in the event that any such proceeding shall be discontinued, abandoned or determined adversely for any reason, the Mortgagor and the Mortgagee shall retain and be restored to their former positions and rights hereunder with respect to the Mortgaged Property, subject to the Lien hereof except to the extent any such adverse determination specifically provides to the contrary.

          (e) For the purpose of carrying out any provisions of Section 5.02(a)(v), 5.02(a)(vi), 5.05, 5.07, or 5.10 or any other provision hereunder authorizing the Mortgagee or any other Person to perform any action on behalf of the Mortgagor, the Mortgagor hereby irrevocably appoints the Mortgagee or a Receiver appointed pursuant to Section 5.02(a)(iv) or such other Person (as the case may be as the Person appointed under this subsection) as the attorney-in-fact of the Mortgagor (with a power to substitute any other Person in its place as such attorney-in-fact) to act in the name of the Mortgagor or, at the option of the Person appointed to act under this subsection, in such Person's own name, to take the action authorized under Section 5.02(a)(v), 502.(a)(vi), 5.05, 5.07, or 5.10 or such other provision, and to execute, acknowledge and deliver any document in connection therewith or to take any other action incidental thereto, as the Person appointed to act under this subsection shall deem appropriate in its discretion; and the Mortgagor hereby irrevocably authorizes and directs any other Person to act on behalf of the foregoing appointment and upon a certificate of the Person appointed to act under this subsection that such Person is authorized to act under this subsection.

         (f) The Mortgagee shall give the Mortgagor at least ten days' prior written notice of the time and place of any public sale of personal property separately from the real property, or the time after which any such private sale or other intended disposition thereof will be made. The Mortgagee and the Mortgagor agree that such notice constitutes "reasonable notification" within the meaning of UCC Section 9- 504(3). After the UCC Revision Date, any such notice shall contain the information specified in Revised UCC Section 9-613, be authenticated (as defined in the Revised UCC) and be sent to the parties required to be notified pursuant to Revised UCC Section 9-611(c); provided that, if the Mortgagee fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC.

         SECTION 5.03. Waivers by the Mortgagor. To the extent permitted under applicable law, the Mortgagor shall not assert, and hereby irrevocably waives, any right or defense the Mortgagor may have under any statute or rule of law or equity now or hereafter in effect relating to (i) appraisement, valuation, homestead, exemption, extension, moratorium, stay, redemption, marshalling of the Mortgaged Property or the other assets of the Mortgagor, sale of the Mortgaged Property in any order or notice of deficiency or intention to accelerate any Secured Obligation; (ii) impairment of any right of subrogation or reimbursement; (iii) any requirement that at any time any action must be taken against any other Person, any portion of the Mortgaged Property or any other asset of the Mortgagor or any other Person; (iv) any provision barring or limiting the right of the Mortgagee to sell any Mortgaged Property after any other sale of any other Mortgaged Property or any other action against the Mortgagor or any other Person; (v) any provision barring or limiting the recovery by the Mortgagee of a deficiency after any sale of the Mortgaged Property; or (vi) any other provision of applicable law (including any provision relating to decedents' estates) which might defeat, limit or adversely affect any right or remedy of the Mortgagee or the holders of the Secured Obligations under or with respect to this Mortgage or the other Security Documents.

         SECTION 5.04. Jurisdiction and Process. (a) To the extent permitted under applicable law, in any suit, action or proceeding arising out of or relating to this Mortgage or any other Security Document as it relates to any Mortgaged Property, the Mortgagor irrevocably consents to the jurisdiction of any state or federal court sitting in the state in which the Property is located and irrevocably waives any defense or objection which it may now or hereafter have to the jurisdiction of such court over the venue of such court for or the convenience of such court as the forum for any such suit, action or proceeding.

         (b) Nothing in this Section shall affect the right of the Mortgagee to bring any suit, action or proceeding arising out of or relating to this Mortgage or any other Security Document in any court having jurisdiction under the provisions of any other Security Document or applicable law or to serve any process, notice of sale or other notice in any manner permitted by any other Security Document or applicable law.

         SECTION 5.05. Sales. Except as otherwise provided herein, to the fullest extent permitted under applicable law, at the election of the Mortgagee, the following provisions shall apply to any sale of the Mortgaged Property hereunder, whether made pursuant to the power of sale hereunder, any judicial proceeding or any judgment or decree of foreclosure or sale or otherwise:

                  (a) Any sale may be conducted by the Mortgagee or by an agent appointed to act on behalf of the Mortgagee and the appointment need not be recorded. The power of sale hereunder or with respect hereto shall not be exhausted by any sale as to any part or parcel of the Mortgaged Property which is not sold, unless and until the Secured Obligations shall have been paid in full, and shall not be exhausted or impaired by any sale which is not completed or is defective. Any sale may be as a whole or in part or parcels and, to the fullest extent permitted by law, the Mortgagor hereby waives its right to direct the order in which the Mortgaged Property or any part or parcel thereof is sold.

                  (b) To the extent permitted by law, any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice.

                  (c) After each sale, the Person conducting such sale shall execute and deliver to the purchaser or purchasers at such sale a good and sufficient instrument or instruments granting, conveying, assigning and transferring all right, title and interest of the Mortgagor in and to the Mortgaged Property sold and shall receive the proceeds of such sale and apply the same as provided in Section 5.06. The Mortgagor hereby irrevocably appoints the Person conducting such sale as the attorney-in-fact of the Mortgagor (with full power to substitute any other Person in its place as such attorney-in-fact) to act in the name of the Mortgagor or, at the option of the Person conducting such sale, in such Person's own name, to make without warranty by such Person any conveyance, assignment, transfer or delivery of the Mortgaged Property sold, and to execute, acknowledge and deliver any instrument of conveyance, assignment, transfer or delivery or other document in connection therewith or to take any other action incidental thereto, as the Person conducting such sale shall deem appropriate in its discretion; and the Mortgagor hereby irrevocably authorizes and directs any other Person to act upon the foregoing appointment and a certificate of the Person conducting such sale that such Person is authorized to act hereunder. Nevertheless, upon the request of such attorney-in-fact the Mortgagor shall promptly execute, acknowledge and deliver any documentation which such attorney-in-fact may reasonably require for the purpose of ratifying, confirming or effectuating the powers granted hereby or any such conveyance, assignment, transfer or delivery by such attorney-in-fact. Any statement of fact or other recital made in any instrument referred to in this Section 5.05(c) given by the Person conducting any sale as to the nonpayment of any Secured Obligation, the occurrence of any Event of Default, the amount of the Secured Obligations due and payable, the notice of the time, place and terms of sale and of the Mortgaged Property to be sold having been duly given, the refusal, failure or inability of the Mortgagee to act, the appointment of any substitute or successor Mortgagee, any other act or thing having been duly done by Mortgagor, the Mortgagee or any other such Person, shall be taken as conclusive and binding, absent manifest error, against all other Persons as evidence of the truth of the facts so stated or recited.

                  (d) The receipt of the Person conducting any sale for the purchase money paid at any such sale shall be sufficient discharge therefor to any purchaser of any Mortgaged Property sold, and no such purchaser, or its representatives, grantees or assigns, after paying such purchase price and receiving such receipt, shall be bound to see to the application of such purchase price or any part thereof upon or for any trust or purpose of this Mortgage or, in any manner whatsoever, be answerable for any loss, misapplication or nonapplication of any such purchase money or be bound to inquire as to the authorization, necessity, expediency or regularity of such sale.

                  (e) Subject to mandatory provisions of applicable law, any sale shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of the Mortgagor in and to the Mortgaged Property sold, and shall be a perpetual bar both at law and in equity against the Mortgagor and any and all Persons claiming such Mortgaged Property or any interest therein by, through or under the Mortgagor.

                  (f) At any sale, the Mortgagee may bid for and acquire the Mortgaged Property sold and, in lieu of paying cash therefor, may make settlement for the purchase price by causing the Secured Parties to credit against the Secured Obligations, including the expenses of the sale and the cost of any enforcement proceeding hereunder, the amount of the bid made therefor to the extent necessary to satisfy such bid.

                  (g) In the event that the Mortgagor or any Person claiming by, through or under the Mortgagor shall transfer or fail to surrender possession of the Mortgaged Property after any sale thereof, then, to the extent permitted by law, the Mortgagor or such Person shall be deemed a tenant at sufferance of the purchaser at such sale, subject to eviction by means of summary process for possession of land, or subject to any other right or remedy available hereunder or under applicable law.

                  (h) Upon any sale, it shall not be necessary for the Person conducting such sale to have any Mortgaged Property being sold present or constructively in its possession.

                  (i) In the event that a foreclosure hereunder shall be commenced by the Mortgagee, the Mortgagee may at any time before the sale abandon the sale, and may institute suit for the collection of the Secured Obligations or for the foreclosure of this Mortgage; or in the event that the Mortgagee should institute a suit for collection of the Secured Obligations or the foreclosure of this Mortgage, the Mortgagee may at any time before the entry of final judgment in said suit dismiss the same and sell the Mortgaged Property in accordance with the provisions of this Mortgage.

         SECTION 5.06. Proceeds. Except as otherwise provided herein and in the Indenture or required under applicable law, the proceeds of any sale of the Mortgaged Property hereunder, whether made pursuant to the power of sale hereunder, any judicial proceeding or any judgment or decree of foreclosure or sale or otherwise shall be applied and paid as follows:

         (a) First: to the payment of all expenses of such sale, including compensation the Mortgagee or such other Person conducting such sale, the cost of title searches, foreclosure certificates, title commitments or abstracts, and attorneys' fees and expenses incurred by such Person, together with interest on any such expenses paid by such Person at the Post-Default Rate from the date paid by such Person through the date repaid to such Person;

         (b) Second: to the payment of the expenses and other amounts payable under Sections 4.02 and 5.10; and

         (c) Third: to the Mortgagee for deposit in the Cash Collateral Account, to be held, applied and disbursed in accordance with Section 6.10 of the Indenture.

         SECTION 5.07. Assignment of Leases. (a) Subject to Section 5.07(d) below, the assignments of the Leases and the Rents under Granting Clauses VI and VII are and shall be present, absolute and irrevocable assignments by the Mortgagor to the Mortgagee and, subject to the license to the Mortgagor under
Section 5.07(b), the Mortgagee or a Receiver appointed pursuant to Section 5.02(a)(iv) (as the case may be as the Person exercising the rights under this Section) shall have the absolute, immediate and continuing right to collect and receive all Rents now or hereafter, including during any period of redemption, accruing with respect to the Property. At the request of the Mortgagee or such Receiver, the Mortgagor shall promptly execute, acknowledge, deliver, record, register and file any additional general assignment of the Leases or specific assignment of any Lease which the Mortgagee or such Receiver may reasonably require from time to time (all in form and substance satisfactory to the Mortgagee or such Receiver) to effectuate, complete, perfect, continue or preserve the assignments of the Leases and the Rents under Granting Clauses VI and VII.

         (b) As long as no Event of Default is continuing, the Mortgagor shall have the right under a license granted hereby, subject to Section 5.05(c), to collect all Rents upon, but not prior to thirty (30) days before, the due date thereof.

         (c) If an Event of Default is continuing, the Mortgagee or a Receiver appointed pursuant to Section 5.02(a)(iv) (as the case may be as the Person exercising the rights under this Section) shall have the right to terminate the license granted under Section 5.07(b) by notice to the Mortgagor and to exercise the rights and remedies provided under Section 5.07(a), under Sections 5.02(a)(v) and (vi) or under applicable law. If an Event of Default is continuing, upon demand by the Person exercising the rights under this Section, the Mortgagor shall promptly pay to such Person all Security Deposits under the Leases and all Rents allocable to any period after the occurrence of such Event of Default. Subject to Sections 5.02(a)(v) and (vi) and any applicable requirement of law, any Rents received hereunder by the Person exercising the rights under this Section shall be promptly paid to the Mortgagee, and any Rents received hereunder by the Mortgagee shall be deposited in the Cash Collateral Account, to be held, applied and disbursed as provided in the Pledge and Security Agreement and the Indenture, provided that, subject to Sections 5.02(a)(v) and (vi) and any applicable requirement of law, any Security Deposits actually received by such Person shall be promptly paid to the Mortgagee, and any Security Deposits actually received by the Mortgagee shall be held, applied and disbursed as provided in the applicable Leases and applicable law.

         (d) Nothing herein shall be construed to be an assumption by the Person exercising the rights under this Section, or to otherwise make such Person liable for the performance, of any of the obligations of the Mortgagor under the Leases, provided that such Person shall be accountable as provided in Section 5.07(c) for any Rents or Security Deposits actually received by such Person.

         SECTION 5.08. Dealing with the Mortgaged Property. Subject to Section 7.01, the Mortgagee shall have the right to release any portion of the Mortgaged Property to or at the request of the Mortgagor, for such consideration as the Mortgagee may require without, as to the remainder of the Mortgaged Property, in any way impairing or affecting the Lien or priority of this Mortgage, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the Secured Obligations shall have been reduced by any actual monetary consideration received for such release and applied to the Secured Obligations, and may accept by assignment, pledge or otherwise any other property in place thereof as the Mortgagee may require without being accountable therefor to any other lienholder.

         SECTION 5.09. Right of Entry. The Mortgagee and the representatives of such Mortgagee shall have the right, (i) without prior notice if an Event of Default is continuing or such entry is necessary in the reasonable opinion of the Mortgagee to preserve the Mortgagee's rights under this Mortgage or with respect to the Mortgaged Property, or (ii) after reasonable notice and subject to reasonable rules and procedures for safety and security established by the Mortgagor if no Event of Default is continuing, to enter upon the Property at all reasonable times, as often as such Person may reasonably require, to inspect the Mortgaged Property or, subject to the provisions hereof, to exercise any right, power or remedy of such Person hereunder, provided that any Person so entering the Property shall not unreasonably interfere with the ordinary conduct of Mortgagor's business, and provided further that no such entry on the Property for the purpose of performing obligations under Section 5.10 or any other purpose shall be construed to be (x) possession of the Property by such Person or to constitute such Person as a trustee or mortgagee in possession, unless such Person exercises its right to take possession of the Property under Section 5.02(a)(v), or (y) a cure of any Default or waiver of any Default or Secured Obligation.

         SECTION 5.10. Right to Perform Obligations. If the Mortgagor fails to pay or perform any obligation of the Mortgagor hereunder or under any other Security Document, the Mortgagee and the representatives of the Mortgagee shall have the right, (i) without notice if an Event of Default is continuing or such payment or performance is necessary in the reasonable opinion of the Mortgagee to preserve the Mortgagee's rights under this Mortgage or with respect to the Mortgaged Property, or (ii) after reasonable notice if no Event of Default is continuing, to pay or perform such obligation, provided that no such payment or performance shall be construed to be a cure of any Default or waiver of any Default or Secured Obligation. If, pursuant to the terms of this Mortgage, the Mortgagee shall make any payment on behalf of the Mortgagor, the amount so paid shall be reimbursable by the Mortgagor immediately upon such payment together with interest accrued thereon at the Post- Default Rate to the date of reimbursement. The obligation of the Mortgagor to reimburse the Mortgagee for such payment, as well as interest accrued thereon, shall be part of the Secured Obligations and shall be secured by this Mortgage.

         SECTION 5.11. Concerning the Mortgagee. (a) The provisions of Article 7 of the Indenture with respect to the Trustee shall inure to the benefit of the Mortgagee in respect of this Mortgage as if incorporated herein and shall be binding upon the parties to the Indenture and the holders of the Notes in such respect. In furtherance and not in derogation of the rights, privileges and immunities of the Mortgagee therein set forth:

                  (i) The Mortgagee is authorized to take all such action as is provided to be taken by it as Mortgagee hereunder and all other action reasonably incidental thereto. As to any matters not expressly provided for herein (including the timing and methods of realization upon the Mortgaged Property), the Mortgagee shall act or refrain from acting in accordance with written instructions from the Trustee or the holders of a majority in principal amount of the Notes or, in the absence of such instructions, in accordance with its discretion.

                  (ii) The Mortgagee shall not be responsible for the existence, genuineness or value of any of the Mortgaged Property or for the validity, perfection, priority or enforceability of the Lien of this Mortgage on any of the Mortgaged Property, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder. The Mortgagee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Mortgage by the Mortgagor.

         (b) At any time or times, in order to comply with any legal requirement in any jurisdiction, the Mortgagee may appoint another bank or trust company or one or more other Persons, either to act as co-agent or co-agents, jointly with the Mortgagee, or to act, in accordance with the provisions of this Mortgage, as separate agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Mortgagee, include provisions for the protection of such co-agent or separate agent similar to the provisions of Section 5.11).



                                    ARTICLE 6
                      SECURITY AGREEMENT AND FIXTURE FILING

         SECTION 6.01. Security Agreement. To the extent that the Mortgaged Property includes personal property or items of personal property which are or are to become fixtures under applicable law, this Mortgage shall also be construed as a Security Agreement under the UCC; and, if an Event of Default is continuing, the Mortgagee shall be entitled with respect to such personal property to all remedies available under the UCC and all other remedies available under applicable law. Without limiting the foregoing, if an Event of Default is continuing, any personal property may, at Mortgagee's option, (i) be sold hereunder, (ii) be sold pursuant to the UCC or (iii) be dealt with by the Mortgagee in any other manner permitted under applicable law. The Mortgagee may require the Mortgagor to assemble the personal property and make it available to the Mortgagee at a place to be designated by the Mortgagee. If an Event of Default is continuing, the Mortgagee shall be the attorney-in-fact of the Mortgagor with respect to any and all matters pertaining to the personal property with full power and authority to give instructions with respect to the collection and remittance of payments, to endorse checks, to enforce the rights and remedies of the Mortgagor and to execute on behalf of the Mortgagor and in Mortgagor's name any instruction, agreement or other writing required therefor. The Mortgagor acknowledges and agrees that a disposition of the personal property in accordance with the Mortgagee's rights and remedies in respect to the Property as heretofore provided is a commercially reasonable disposition thereof.

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
         SECTION 6.02. Fixture Filing. To the extent that the Mortgaged Property includes items of personal property which are or are to become fixtures under applicable law, and to the extent permitted under applicable law, the filing of this Mortgage in the real estate records of the county in which such Mortgaged Property is located shall also operate from the time of filing as a fixture filing with respect to such Mortgaged Property, and the following information is applicable for the purpose of such fixture filing, to wit:

                  (a)      Name and Address of the debtor:
                           NSA Ltd.
                           c/o Century Aluminum Company
                           2511 Garden Road
                           Building A, Suite 200
                           Monterey, CA 93940

                  (b)      Name and Address of the secured party:
                           Wilmington Trust Company, as Collateral Agent Rodney Square North
                           1100 North Market Street
                           Wilmington, Delaware 19890

                  (c) This document covers goods or items of personal property which are or are to become fixtures upon the Land and Improvements.

                  (d) The names of the record owners of the Land and Improvements on which such fixtures are or are to be located are NSA, Ltd and Glencore Acquisition Company.

         SECTION 6.03. Further Assurances; General Covenants The Mortgagor covenants as follows: (a) The Mortgagor will execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary, as are required by applicable law, or as the Mortgagee may reasonably request, in order to perfect and preserve the Lien granted or purported to be granted by this Mortgage.

         (b) To the extent permitted by applicable law, the Mortgagor authorizes the Mortgagee to execute and file such financing statements or continuation statements without the Mortgagor's signature appearing thereon. The Mortgagee will provide a copy of any such financing statement to the Mortgagor upon its filing. The Mortgagor agrees that a carbon, photographic, photostatic or other reproduction of this Mortgage or of a financing statement is sufficient as a financing statement. The Mortgagor constitutes the Mortgagee its attorney-in-fact to execute and file all filings required or so requested for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, shall be irrevocable until all the Liens terminate pursuant to Section 7.01. The Mortgagor will pay the costs of, or incidental to any recording or filing of any financing or continuation statements or other documents recorded or filed pursuant hereto.

         (c) The Mortgagor will not (i) change its name or structure (including its jurisdiction of organization), (ii) change its location (determined as provided in Revised UCC Section 9-307) or (iii) become bound, as provided in Revised UCC Section 9-203(d) or otherwise, by a security agreement entered into by another Person, unless it shall have given the Mortgagee prior notice thereof and delivered an Opinion of Counsel with respect thereto in accordance with
Section 6.03(e).

         (d) Before the applicable UCC Revision Date, the Mortgagor will not change the location of its chief executive office or chief place of business or the locations where it keeps or holds any Mortgaged Property, unless it shall have given the Mortgagee prior notice thereof and delivered an Opinion of Counsel with respect thereto in accordance with Section 6.03(e). It will not in any event change the location of any Mortgaged Property owned by it if such change would cause the Lien on such Mortgaged Property to lapse or cease to be perfected.

         (e) At least 30 days before it takes any action contemplated by Section 6.03(c) or 6.03(d), the Mortgagor will, at its expense, cause to be delivered to the Mortgagee an Opinion of Counsel, in form and substance satisfactory to the Mortgagee, to the effect that (i) all financing statements and amendments or supplements thereto, continuation statements and other documents required to be filed or recorded in order to perfect and protect the Liens against all creditors of and purchasers from the Mortgagor after it takes such action (except any continuation statements specified in such Opinion of Counsel that are to be filed more than six months after the date thereof) have been filed or recorded in each office necessary for such purpose, (ii) all fees and taxes, if any, payable in connection with such filings or recordations have been paid in full and (iii) such action will not materially adversely impair the perfection or priority of the Lien on any Mortgaged Property after it takes such action or the accuracy of the Mortgagor's representations and warranties herein relating to such Mortgaged Property.

         (f) The Mortgagor covenants that it will (i) on or prior to the date hereof, in the case of Equipment now owned by it that is part of the Mortgaged Property and which constitute goods in which a security interest is perfected by a notation on the certificate of title or similar evidence of the ownership of such goods ("PLEDGED EQUIPMENT"), and (ii) within 10 days after it acquires any other Pledged Equipment, deliver to the Mortgagee any and all certificates of title, applications for title or similar evidence of ownership of such Equipment and will cause the Mortgagee to be named as lienholder on any such certificate of title or other evidence of ownership. The Mortgagor will promptly inform the Mortgagee of any additions to or deletions from its Pledged Equipment and will not permit any of its Pledged Equipment to become a fixture to real estate or an accession to any personal property that is not, in either case, included in the Mortgaged Property.



                                    ARTICLE 7
                                  MISCELLANEOUS

         SECTION 7.01. Release of Mortgaged Property. (a) This Mortgage shall cease, terminate and thereafter be of no further force or effect (except as provided in Section 4.02 hereof) in the event all of the Secured Obligations shall have been paid in full and the Mortgagor shall have performed and observed all of the covenants, obligations and conditions to be performed by the Mortgagor pursuant to the Credit Documents. Upon such termination and at the Mortgagor's request and expense and upon compliance with the provisions of
Section 11.06 of the Indenture, the Mortgagee shall execute and deliver to the Mortgagor an instrument, in proper form for recording, without warranty, releasing the Lien of this Mortgage and reconveying the Mortgaged Property.

         (b) Any termination or release required or permitted under this Section
7.01 or under the Indenture shall be at the Mortgagor's request and expense and either in the statutory form or in a form reasonably satisfactory to the Mortgagee.

         SECTION 7.02. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (i)   if to the Mortgagor:

                  NSA, Ltd.
                  c/o Century Aluminum Company
                  2511 Garden Road
                  Building A
                  Suite 200
                  Monterey, CA 93940
                  Attn: Chief Financial Officer

         (ii)   if to the Mortgagee:

                  Wilmington Trust Company
                  Rodney Square North
                  1100 North Market Street
                  Wilmington, Delaware 19890
                  Attn: Corporate Trust Department


Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

         SECTION 7.03. Amendments in Writing. No provision of this Mortgage shall be modified, waived or terminated, and no consent to any departure by the Mortgagor from any provision of this Mortgage shall be effective, unless the same shall be by an instrument in writing, signed by the Mortgagor and the Mortgagee in compliance with all the terms and provisions of the Indenture. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 7.04. Severability. All rights, powers and remedies provided in this Mortgage may be exercised only to the extent that the exercise thereof does not violate applicable law, and all the provisions of this Mortgage are intended to be subject to all mandatory provisions of applicable law and to be limited to the extent necessary so that they will not render this Mortgage illegal, invalid, unenforceable or not entitled to be recorded, registered or filed under applicable law. If any provision of this Mortgage or the application thereof to any Person or circumstance shall, to any extent, be illegal, invalid or unenforceable, or cause this Mortgage not to be entitled to be recorded, registered or filed, the remaining provisions of this Mortgage or the application of such provision to other Persons or circumstances shall not be affected thereby, and each provision of this Mortgage shall be valid and be enforced to the fullest extent permitted under applicable law.

         SECTION 7.05. Binding Effect. (a) The provisions of this Mortgage shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns; and all references herein to the "Mortgagor" and the "Mortgagee" shall include the respective successors and assigns of such parties.

         (b) To the fullest extent permitted under applicable law, the provisions of this Mortgage binding upon the Mortgagor shall be deemed to be covenants which run with the land.

         (c) Nothing in this Section shall be construed to permit the Mortgagor to Transfer or grant a Lien upon the Mortgaged Property contrary to the provisions of the Indenture.

         SECTION 7.06. GOVERNING LAW. THIS MORTGAGE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE LAND AND IMPROVEMENTS ARE LOCATED, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT REMEDIES PROVIDED BY THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE WHERE THE LAND AND IMPROVEMENTS ARE LOCATED ARE GOVERNED BY THE LAWS OF SUCH JURISDICTION.

         IN WITNESS WHEREOF, the Mortgagor has executed and delivered this Mortgage as of the day first set forth above.


                                              Mortgagor:

                                              NSA, Ltd., a Kentucky limited
                                              partnership

                                              By: Metalsco, Ltd., a Georgia
[corporate seal]                              corporation, its general partner


                                              By:______________________________
                                                 Name:
                                                 Title:

      STATE OF NEW YORK          )
      COUNTY OF NEW YORK         )  SS:
                                 )


      The foregoing instrument was acknowledged before me this 30th day of March, 2001, by _________________ as ___________ of Metalsco, Ltd., a Georgia
corporation, as general partner of NSA, LTD. a Kentucky limited partnership, on behalf of the corporation and the limited partnership.

      My commission expires:

      [SEAL]                                  __________________________
                                              Notary Public

This instrument was prepared by the attorney described below in consultation with counsel in Kentucky.


_________________________________
James P. McIntyre

                                                                       EXHIBIT A


                             DESCRIPTION OF THE LAND



                                       A-2